Exhibit 99.1

Alaska Communications Reports Third Quarter 2018 Results

ANCHORAGE, Alaska--(BUSINESS WIRE)--November 5, 2018--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the third quarter of 2018.

“Our results for the quarter and year to date are strong, reflecting solid execution to our plan. Our performance builds on a long-term track record of revenue growth and cost management supporting consistent Adjusted EBITDA and Adjusted Free Cash Flow performance. Looking forward, we see growing opportunities in Carrier & Federal, Education, and Oil & Gas, with the added tailwinds of an improving Alaska economy.

“Historically our capital allocation strategies have prioritized deleveraging, establishing the foundation for future growth. We continue to see material opportunities in the market, giving us great confidence in investing for growth. At the same time, given the strength of our balance sheet, we are committed to appropriately considering returns to our shareholders as part of our organic business plan, while we continue to emphasize strategic actions addressing scale and geographic diversification to amplify and accelerate value creation,” said Anand Vadapalli, president and CEO of Alaska Communications.

Revenue Highlights: Third Quarter 2018 Compared to Third Quarter 2017

  Total revenue:
    Revenue was $58.2 million, compared to $56.7 million.
    Total broadband revenue was $31.2 million, compared to $31.3 million.
  Business and Wholesale:
    Comprised 62.5 percent of total revenue.
    Revenue was $36.4 million, compared to $34.9 million.
    Broadband revenue was $24.7 million, compared to $25.0 million.
  Consumer:
    Comprised 15.9 percent of total revenue.
    Revenue was $9.3 million in both periods.
    Broadband revenue was $6.5 million, compared to $6.3 million.
  Regulatory:
    Comprised 21.6 percent of total revenue.
    Revenue was $12.6 million, compared to $12.5 million.

Financial Metrics: Third Quarter 2018 compared to Third Quarter 2017

  Operating income was $5.8 million, compared to $3.7 million.
  Net income was $1.8 million, compared to $0.3 million.
  Net cash provided by operating activities was $24.5 million, compared to $8.6 million.
  Capital expenditures were $8.4 million, compared to $13.5 million.

Balance Sheet Metrics: September 30, 2018 compared to December 31, 2017

  Cash and cash equivalents was $18.9 million, compared to $16.2 million.
  Net debt was $159.1 million, compared to $177.2 million.

Non-GAAP Metrics: Third Quarter 2018 compared to Third Quarter 2017

  Adjusted EBITDA was $14.8 million, compared to $13.2 million.
  Adjusted free cash flow was $2.4 million, compared to $4.1 million.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release.

Laurie Butcher, Alaska Communications senior vice-president of finance, said, “During the third quarter, we received cash payments of $14.5 million associated with the Rural Health Care program, which contributed to the $24.5 million in net cash provided by operating activities. Reflecting the growth opportunities ahead of us, we are modestly increasing our guidance for capital expenditures while reaffirming guidance on all other fronts.”

2018 Guidance

The company reaffirms and amends guidance as follows:

  Total Revenue between $225 million and $230 million is reaffirmed
  Adjusted EBITDA between $55 million and $58 million is reaffirmed
  Capital Expenditures between $37 million and $39 million is increased from $33 million to $35 million
  Adjusted Free Cash Flow between $5 million and $8 million is reaffirmed

Conference Call

The Company will host a conference call and live webcast on Tuesday, November 6, 2018 at 2:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-888-378-4398 and enter pass code 279107. All other parties can access the call at 1-856-344-9295 and use the same code. There will be a live question and answer session after the prepared remarks.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until December 6, 2018 at 5:00 p.m. Eastern Time. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 8100091. All other parties can call 1-719-457-0820 and enter pass code 8100091.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition and computation of these non-GAAP measures are provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $10.4 million in the nine-month period of 2018).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation, Federal and Alaska Universal Service Fund changes, funding through the rural health care universal service support mechanism and our ability to comply with the regulatory requirements to receive those support payments, adverse economic conditions, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, our ability to service our debt and refinance as required, labor negotiations, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the actions of activist shareholders, the impact of natural or man-made disasters, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, changes in technology and standards, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Operating revenues	$58,229	$56,703	$173,779	$171,970

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	27,220	26,690	79,595	78,286
Selling, general & administrative	16,879	17,108	49,398	52,331
Depreciation and amortization	8,352	9,193	25,336	27,124
Loss on disposal of assets, net	15	40	56	73

Total operating expenses	52,466	53,031	154,385	157,814

Operating income	5,763	3,672	19,394	14,156

Other income and (expense):
Interest expense	(3,286)	(3,577)	(10,191)	(11,335)
Loss on extinguishment of debt	-	(93)	-	(7,527)
Interest income	36	13	74	27
Other income (expense), net	66	(153)	79	(461)
Total other income and (expense)	(3,184)	(3,810)	(10,038)	(19,296)

Income (loss) before income tax (expense) benefit	2,579	(138)	9,356	(5,140)

Income tax (expense) benefit	(774)	422	(2,080)	1,886

Net income (loss)	1,805	284	7,276	(3,254)

Less net loss attributable to noncontrolling interest	(12)	(36)	(84)	(100)

Net income (loss) attributable to Alaska Communications	$1,817	$320	$7,360	$(3,154)

Net income (loss) per share attributable to Alaska Communications:
Net income (loss) applicable to common shares	$1,817	$320	$7,360	$(3,154)

Basic and Diluted	$0.03	$0.01	$0.14	$(0.06)

Weighted average shares outstanding:
Basic	53,184	52,434	52,994	52,159
Diluted	54,116	53,794	53,887	52,159

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	September 30,	December 31,
Assets	2018	2017

Current assets:
Cash and cash equivalents	$17,292	$4,354
Restricted cash	1,634	11,814
Short-term investments	134	-
Accounts receivable, net of allowance of $3,939 and $2,729	28,568	32,535
Materials and supplies	6,681	7,046
Prepayments and other current assets	6,940	6,115
Total current assets	61,249	61,864

Property, plant and equipment	1,379,391	1,357,929
Less: accumulated depreciation and amortization	(1,010,821)	(991,816)
Property, plant and equipment, net	368,570	366,113

Deferred income taxes	820	3,394
Other assets	19,330	11,415
Total assets	$449,969	$442,786

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$6,844	$17,030
Accounts payable, accrued and other current liabilities	38,431	36,148
Advance billings and customer deposits	4,311	4,213
Total current liabilities	49,586	57,391

Long-term obligations, net of current portion	165,003	168,959
Deferred income taxes	2,233	596
Other long-term liabilities, net of current portion	65,109	61,330
Total liabilities	281,931	288,276
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	532	525
Additional paid in capital	159,872	158,969
Retained earnings (accumulated deficit)	8,719	(3,579)
Accumulated other comprehensive loss	(2,032)	(2,396)
Total Alaska Communications stockholders' equity	167,091	153,519
Noncontrolling interest	947	991
Total stockholders' equity	168,038	154,510

Total liabilities and stockholders' equity	$449,969	$442,786

				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$1,805	$284	$7,276	$(3,254)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,352	9,193	25,336	27,124
Loss on the disposal of assets, net	15	40	56	73
Amortization of debt issuance costs and debt discount	333	414	1,022	1,951
Loss on extinguishment of debt	-	93	-	7,527
Amortization of deferred capacity revenue	(1,067)	(884)	(2,997)	(2,601)
Stock-based compensation	642	261	1,209	842
Income tax expense (benefit)	774	(422)	2,080	(1,886)
Charge for uncollectible accounts	1,279	929	2,371	2,562
Other non-cash expense, net	(13)	142	168	430
Income taxes (receivable) payable	(1)	3	(37)	577
Changes in operating assets and liabilities	12,402	(1,430)	10,395	(7,657)
Net cash provided by operating activities	24,521	8,623	46,879	25,688

Cash Flows from Investing Activities:
Capital expenditures	(8,351)	(13,532)	(25,432)	(24,054)
Capitalized interest	(565)	(309)	(1,456)	(772)
Change in unsettled capital expenditures	(179)	4,050	(1,811)	2,007
Proceeds on sale of assets	1	2	1	6
Net cash used by investing activities	(9,094)	(9,789)	(28,698)	(22,813)

Cash Flows from Financing Activities:
Repayments of long-term debt	(8,658)	(365)	(29,164)	(174,378)
Proceeds from the issuance of long-term debt	-	-	14,000	183,000
Debt issuance costs and discounts	-	(51)	-	(5,559)
Cash paid for debt extinguishment	-	(243)	-	(5,522)
Cash proceeds from noncontrolling interest	-	75	40	75
Payment of withholding taxes on stock-based compensation	-	(2)	(410)	(601)
Proceeds from issuance of common stock	-	(3)	111	116
Net cash used by financing activities	(8,658)	(589)	(15,423)	(2,869)

Change in cash, cash equivalents and restricted cash	6,769	(1,755)	2,758	6

Cash, cash equivalents and restricted cash, beginning of period	12,157	24,906	16,168	23,145

Cash, cash equivalents and restricted cash, end of period	$18,926	$23,151	$18,926	$23,151

Supplemental Cash Flow Data:
Interest paid	$3,472	$3,279	$10,723	$10,874
Income taxes (refunded) paid, net	$-	$(52)	$4	$(624)

				Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net income (loss)	$1,805	$284	$7,276	$(3,254)
Add (subtract):
Interest expense	3,286	3,577	10,191	11,335
Loss on extinguishment of debt	-	93	-	7,527
Interest income	(36)	(13)	(74)	(27)
Depreciation and amortization	8,352	9,193	25,336	27,124
Other (income) expense, net	(66)	153	(79)	461
Loss on the disposal of assets, net	15	40	56	73
Income tax expense (benefit)	774	(422)	2,080	(1,886)
Stock-based compensation	642	261	1,209	842
Net loss attributable to noncontrolling interest	12	36	84	100

Adjusted EBITDA	$14,784	$13,202	$46,079	$42,295

NonGAAP Measures:

The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash outflows of $10.4 million in the nine-month period ended September 30, 2018).

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed above is not consistent with the definition of Consolidated EBITDA referenced in our 2017 Senior Credit Agreement and 2015 Senior Credit Agreements, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income (loss) before interest, loss on extinguishment of debt, depreciation and amortization, other (income) expense, gain or loss on asset purchases or disposals, income taxes, stock-based compensation, and net loss attributable to noncontrolling interest.

				Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net cash provided by operating activities	$24,521	$8,623	$46,879	$25,688
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow:
Capital expenditures	(8,351)	(13,532)	(25,432)	(24,054)
Amortization of deferred capacity revenue	1,067	884	2,997	2,601
Amortization of GCI capacity revenue	(522)	(522)	(1,549)	(1,549)
Amortization of debt issuance costs and debt discount	(333)	(414)	(1,022)	(1,951)
Interest expense	3,286	3,577	10,191	11,335
Interest paid	(3,472)	(3,279)	(10,723)	(10,874)
Interest income	(36)	(13)	(74)	(27)
Income taxes receivable (payable)	1	(3)	37	(577)
Income taxes refunded (paid), net	-	52	(4)	624
Charge for uncollectible accounts	(1,279)	(929)	(2,371)	(2,562)
Other (income) expense, net	(66)	153	(79)	461
Net loss attributable to noncontrolling interest	12	36	84	100
Other non-cash expense, net	13	(142)	(168)	(430)
Changes in operating assets and liabilities	(12,402)	1,430	(10,395)	7,657
Adjusted free cash flow	$2,439	$(4,079)	$8,371	$6,442

				Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Adjusted EBITDA	$14,784	$13,202	$46,079	$42,295

Less:
Capital expenditures	(8,351)	(13,532)	(25,432)	(24,054)
Amortization of GCI capacity revenue	(522)	(522)	(1,549)	(1,549)
Income taxes refunded (paid), net	-	52	(4)	624
Interest paid	(3,472)	(3,279)	(10,723)	(10,874)

Adjusted free cash flow*	$2,439	$(4,079)	$8,371	$6,442

* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.

NonGAAP Measures:

Adjusted Free Cash Flow is a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, cash income taxes refunded or paid, cash interest paid, and amortization of GCI capacity revenue. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being amortized to revenue over the term of the relevant agreement.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash used by financing activities.

See Schedule 5 for the reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow.

				Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Business and wholesale revenue
Business broadband	$15,368	$16,026	$46,036	$49,261
Business voice and other	7,199	6,686	21,088	19,918
Managed IT services	1,480	1,020	3,936	3,078
Equipment sales and installations	1,488	600	3,870	2,717
Wholesale broadband	9,305	8,994	28,221	26,252
Wholesale voice and other	1,525	1,562	4,455	4,803

Total business and wholesale revenue	36,365	34,888	107,606	106,029
Growth in business and wholesale	4.2%		1.5%
Consumer revenue
Broadband	6,539	6,322	19,726	19,200
Voice and other	2,719	2,986	8,355	8,698

Total consumer revenue	9,258	9,308	28,081	27,898

Total business, wholesale, and consumer revenue	45,623	44,196	135,687	133,927
Growth in business, wholesale and consumer revenue	3.2%		1.3%
Growth in broadband revenue	-0.4%		-0.8%

Regulatory revenue
Access	7,682	7,584	23,321	23,273
High cost support	4,924	4,923	14,771	14,770

Total regulatory revenue	12,606	12,507	38,092	38,043

Total revenue	$58,229	$56,703	$173,779	$171,970
Growth in total revenue	2.7%		1.1%

			Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017

Voice:
Business access lines	70,110	70,494	72,068
Consumer access lines	26,497	27,411	30,361

Voice ARPU business	$25.35	$25.38	$23.51
Voice ARPU consumer	$32.05	$31.43	$30.68

Broadband:
Business connections	15,372	15,368	15,334
Consumer connections	32,741	33,432	34,295

Broadband ARPU business	$332.33	$369.46	$345.78
Broadband ARPU consumer	$65.61	$66.23	$60.80

Monthly Average Churn:
Business voice	1.0%	1.0%	1.2%
Consumer broadband	2.5%	2.5%	3.1%
Consumer voice	1.4%	1.4%	1.7%

		Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	September 30,	December 31,
	2018	2017
2017 senior secured credit facility due 2023	$173,400	$178,350
Debt discount - 2017 senior secured credit facilities due 2023	(2,184)	(2,668)
Debt issuance costs - 2017 senior secured credit facilities due 2023	(2,353)	(2,869)
6.25% convertible notes due 2018	-	10,044
Debt discount - 6.25% convertible notes due 2018	-	(18)
Debt issuance costs - 6.25% convertible notes due 2018	-	(4)
Capital leases and other long-term obligations	2,984	3,154
Total debt	171,847	185,989
Less current portion	(6,844)	(17,030)
Long-term obligations, net of current portion	$165,003	$168,959

Total debt	$171,847	$185,989
Plus debt discounts and debt issuance costs	4,537	5,559
Gross debt	176,384	191,548
Cash and cash equivalents	(17,292)	(4,354)
Restricted cash held for 6.25% convertible notes due 2018	-	(10,044)
Net debt	$159,092	$177,150

CONTACT:
Alaska Communications Systems Group, Inc.
Media Contact
Heather Cavanaugh, 907-564-7722
Director, External Affairs and Corporate Communications
or
Investor Contact
Tiffany Smith, 907-564-7556
Manager, Board and Investor Relations
investors@acsalaska.com